SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2003

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	1-9875	13-1337610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina	27893
(Address of principal executive offices)	(Zip Code)

(252) 291-5507

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Standard Commercial Corporation dated June 4, 2003 announcing its operating and financial results for the fiscal year ended March 31, 2003.

Item 9. Regulation FD Disclosure.

On June 4, 2003, Standard Commercial Corporation issued a press release announcing its operating and financial results for the fiscal year ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished in this Item 9 (which is being furnished under Item 12) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date: June 4, 2003	/s/ ROBERT A. SHEETS
Robert A. Sheets,
Vice President and Chief Financial Officer

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